EXHIBIT 10.2

                         AMENDMENT TO PURCHASE AGREEMENT

     THIS AMENDMENT dated June 1, 2006 (the "Amendment") to the Purchase Agreement dated as of February 22, 2006 ("Agreement"), is made by and between Amcor Limited, a company organized under the laws of New South Wales ("Amcor Australia"), and Silgan Holdings Inc., a company organized under the laws of Delaware ("Silgan"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.


                                    RECITALS

     WHEREAS, Amcor Australia and Silgan have entered into the Agreement described above; and

     WHEREAS, subject to the terms and conditions set forth herein, the parties hereto wish to amend certain provisions of the Agreement as provided herein;

     NOW, THEREFORE, it is agreed;

I.   Amendments to the Agreement

     A. Clause (ii) of the definition in Section 1.1 of "Acquired Company Excluded Liabilities" is hereby deleted in its entirety and replaced with the following:

          "(ii) The liabilities and obligations of Amcor Shanghai, Amcor Turkey, Amcor Polska, Amcor Venezuela, Amcor South East Asia and Amcor Asia Pacific included in the Closing Indebtedness;"

     B. The definition in Section 1.1 of "Selling Parties' Knowledge" is hereby deleted in its entirety and replaced with the following:

          "Selling Parties' Knowledge" means the knowledge of Peter Konieczny, Frank Sollmann, Volker Spiesmacher, Jochen Hundt, Ian Wilson, Klass Uphoff (as to all human resources, employee benefits, labor and other related matters only), Heather Campbell (as to all environmental and other related matters only), Julie MacPherson, Edwin Sena (as to all matters relating to Amcor Asia Pacific, Amcor South East Asia, Amcor Investments and Amcor Properties, collectively, and the business of such Acquired Companies only), Alan Wang (as to all matters relating to Amcor Shanghai and the business of Amcor Shanghai only), Donato Hyppolito (as to all matters relating to Amcor Brazil and the business of Amcor Brazil only), Francisco Buchart (as to all matters relating to Amcor Venezuela and the business of Amcor Venezuela only), Francisco Zitarosa (as to all matters relating to Amcor Italy (and Newco Italy upon the occurrence of the Newco Italy Contribution) and the business of Amcor Italy and Newco Italy only), Marek Rajca (as to all matters relating to Amcor Polska and the business of Amcor Polska only), Abubekir Yueksel (as to all matters relating to Amcor Turkey and the business of Amcor Turkey as of February 22, 2006) and Yuksel Vural (as to all matters relating to Amcor Turkey and the business of Amcor Turkey as of the date hereof and as of the date of the closing of the purchase and sale of the Purchased Equity of Amcor Turkey), without independent investigation.

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          For purposes of Section 4.27 hereof,  Selling Parties' Knowledge shall only include the knowledge of Peter Konieczny, Frank Sollmann, Volker Spiesmacher and Jochen Hundt."

     C. The definition in Section 1.1 for "Specified Approval" shall be deleted in its entirety and replaced with the following:

          "Specified Approvals" means (i) in respect of Amcor Shanghai, all Consents of Governmental Entities required for the sale of the Purchased Equity of Amcor Shanghai to the applicable Purchaser; (ii) in respect of Amcor Brazil, the final, non-appealable judgment of the Brazilian Courts in favor of Amcor Brazil in respect of that certain legal proceeding bearing docket number 671/00 in the 4th Civil Court of Sao Bernardo, Brazil, involving Remaprint Embalagens Ltda, Amcor Brazil and Mr. Alfredo Luiz Kugelmas (as the trustee in charge of Remaprint Embalagens Ltda. bankrupt estate) and any other bankruptcy proceeding involving directly or indirectly Amcor Brazil as a debtor, as confirmed by an opinion of Amcor Brazil's legal counsel in Brazil in form and substance reasonably satisfactory to Silgan; (iii) in respect of Amcor Venezuela, (a) written waivers or the non-exercise within the applicable time period of any rights of first refusal of shareholders or other holders of any equity interest (other than Amcor Australia or any of its Affiliates) in Amcor Venezuela, confirmed by a certificate of an officer of Amcor Australia that the applicable waivers were received or the applicable time periods have expired, together with the originals of such waivers, if any, all in form and substance reasonably satisfactory to Silgan and (b) all Book Cash Balances of Amcor Venezuela as of the close of business, local time for Amcor Venezuela, on the day immediately prior to the Closing Date ("Venezuela Book Cash Balances") in excess of US $209,000 shall have been distributed out of such company; provided such distributions or payments are net of any Taxes payable by Amcor Venezuela with respect thereto, it being understood that the applicable Purchaser shall cooperate in effecting such distributions; and (iv) in respect of Amcor Asia Pacific, Amcor South East Asia, Amcor Investments and Amcor Properties, collectively, an amendment to the Supply Agreement, dated April 6, 2001, among Cerebos Pacific Limited ("Cerebos"), Amcor Deutschland and Amcor South East Asia, as amended (the "Cerebos Agreement"), containing the terms and conditions set forth on Annex B. Solely for purposes of determining whether the closing of the purchase and sale of a Specified Interest must occur under this Agreement and not for the purposes of determining any damages to which any Party may be entitled pursuant hereto, if Amcor Australia disputes any determination by Silgan as to whether a Specified Approval shall have been obtained and the matter is adjudicated in accordance with Section
          11.9 hereof, the issue upon adjudication for such purposes shall be whether such Specified Approval was in fact obtained and not whether Silgan acted reasonably in determining whether such Specified Approval was obtained.

     D. The definition in Section 1.1 for "Specified Time Period" shall be deleted in its entirety and replaced with the following:


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


          ""Specified Time Period" means with respect to Amcor Brazil two (2) years after the Closing Date, with respect to Amcor Shanghai nine (9) months after the Closing Date and with respect to each of the other Specified Interests six (6) months after the Closing Date."

     E. Sections 2.4(b) and (c) are hereby deleted in their entirety and replaced with the following:

          "(b) the excess of the aggregate amount of Indebtedness of Amcor Shanghai, Amcor Turkey, Amcor Polska, Amcor Venezuela, Amcor South East Asia and Amcor Asia Pacific (whether owed to third parties or, in the case of Amcor Polska and Amcor Shanghai only, to the Selling Parties or their Affiliates (other than another Acquired Company)) over the aggregate amount of Indebtedness owed to the Acquired Companies by third parties (other than the Selling Parties or their Affiliates, including the Acquired Companies) in each case, existing as of the close of business, local time for the Subject Companies, on the day immediately prior to the Closing Date (collectively the "Closing Indebtedness"), it being acknowledged that if the Closing Indebtedness is a negative number, it shall be added to the amount set forth in Section 2.4(a), plus

          (c) the amount (if any) of the Book Cash Balances (excluding the Venezuela Book Cash Balances in excess of US $209,000 existing as of the close of business, local time for such Acquired Company, net of any overdrafts in respect of bank accounts of such Acquired Company, all on the day immediately prior to the Closing Date) existing as of the close of business, local time for each Acquired Company, net of any overdrafts in respect of bank accounts of such Acquired Company, all on the day immediately prior to the Closing Date (the "Closing Date Book Cash Balances") up to EUR 11.5 million in excess of petty cash in the aggregate; provided that to the extent such amount exceeds EUR 1.5 million in the aggregate, only one-half of such excess amount shall constitute Closing Date Book Cash Balances for the purposes of the Purchase Price notwithstanding that all Acquired
          Companies shall retain all Book Cash Balances after the Closing; provided, further that the Book Cash Balances in excess of EUR 1.5 million reside in the Acquired Companies reasonably acceptable to Silgan in good faith, it being understood that no Acquired Company shall have overdrafts in respect of bank accounts of such Acquired Company aggregating in excess of the Book Cash Balances of such Acquired Company (it being understood that, US $209,000 of the Venezuela Book Cash Balances shall not be included in determining whether the amount of Closing Date Book Cash Balances exceeds EUR 1.5 million and Silgan shall pay Amcor Australia dollar for dollar for such amount), minus"

     F. The first sentence in Section 2.6 shall be deleted in its entirety and replaced with the following:

          "An allocation of the Purchase Price shall be as set forth on Schedule 2.6."



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

     G. Section 6.10(b) is hereby deleted in its entirety and replaced with the following:

          "(b) The Parties further agree and acknowledge that any intercompany Indebtedness for borrowed money between an Acquired Company (on the one hand) and a Selling Party or an Affiliate of a Selling Party, including an Acquired Company (on the other hand) shall be paid in full prior to Closing; provided that intercompany Indebtedness for borrowed money owed by Amcor Polska to Amcor UK Finance Limited or Amcor Shanghai to Amcor Australia shall remain outstanding and shall be repaid at or immediately following the Closing for such Acquired Company; provided, however, that to the extent necessary the amount of such intercompany Indebtedness estimated at Closing for the purposes of determining the amount of Closing Indebtedness will be reconciled with the actual amount of such intercompany Indebtedness as finally determined by the Parties after Closing pursuant to Section 2.5 and any outstanding balances shall be promptly settled as therein set forth."

     H. Section 6.18 is hereby deleted in its entirety and replaced with the following:

          "Section 6.18 Third-Party Indebtedness; Releases.

          (a) The Selling Parties agree and acknowledge that any third-party Indebtedness for borrowed money between an Acquired Company (other than Amcor Shanghai, Amcor Turkey, Amcor Polska, Amcor Venezuela, Amcor South East Asia and Amcor Asia Pacific) and a third party shall be paid in full prior to Closing.

          (b) Within thirty (30) days after the Closing Date, in respect of the Indebtedness of Amcor Shanghai, Amcor Turkey, Amcor South East Asia and Amcor Asia Pacific outstanding as of the Closing Date, the respective Acquired Company shall either (i) repay all amounts due under such Indebtedness or (ii) in respect of Indebtedness not repaid, deliver to Amcor Australia a release and discharge from the lender, in form and substance reasonably satisfactory to Amcor Australia, in respect of such Indebtedness. The third-party Indebtedness of Amcor Polska shall be paid in full by Amcor UK Finance Ltd. as paying agent for Amcor Polska using cash that had been distributed to Amcor UK Finance Ltd. by Amcor Polska prior to the date hereof.

          (c) In  respect  of the  guarantees  to  third  parties  set  forth on
          Schedule 6.18, Silgan shall use commercially reasonable efforts to deliver to Amcor Australia releases under such guarantees."

     I. Section 6.28 shall be deleted in its entirety and replaced with the following:

          "Section 6.28 Venezuela. As soon as practicable, the Selling Parties shall dispose of all asbestos-containing materials stored during the period Amcor Venezuela is owned by the applicable Selling Party on the grounds of the Amcor Venezuela manufacturing plant located in Valencua
          - Edo. Carabobo, Venezuela in compliance with all applicable Laws and reasonably satisfactory to Silgan. Silgan shall reasonably cooperate with the Selling Parties in connection therewith, including by taking all


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


          reasonable steps to ensure that storage and containment procedures implemented by the Selling Parties are not disturbed or tampered with and by giving the Selling Parties reasonable access to the asbestos containing material to check and maintain the storage and containment thereof and to effect the disposal of the asbestos containing materials. As soon as practicable, the Selling Parties shall use their commercially reasonable efforts to cause all Venezuela Book Cash Balances in excess of US $209,000 to be distributed out of such company; provided such distributions or payments are net of any Taxes payable by Amcor Venezuela with respect thereto."

     J. Pursuant to Section 11.1(b) of the Purchase Agreement, the Parties agree that the sale of the Capital Stock of Amcor Turkey shall be treated as a Specified Interest. The Holdback Amount for Amcor Turkey shall be EUR 15,000,000 and the Specified Interest Target Working Capital Amount shall be EUR 5,200,000.

     K. Section 3.4(e) is hereby deleted in its entirety and replaced with the following:

          "(e) Amcor Australia shall be obligated to separate the Philippines metal closures and Philippines Bandguard business and to sell the Philippines metal closures business to Silgan or any of its Affiliates for EUR 8,532,000 within three (3) months after the Closing Date on the terms and conditions for the sale of other Acquired Companies under the Purchase Agreement, including a transition services agreement for six (6) months for the Bandguard business (consistent with the Transition Services Agreement) for services provided by the Philippines metal business to the Bandguard business. Additionally, Silgan shall and shall cause its subsidiaries to reasonably assist, at no cost to Silgan or such subsidiaries, the Bandguard business to mitigate additional costs that the Bandguard business may incur as a result of such separation. In connection with the foregoing terms of this paragraph, the Parties agree to enter into an amendment to this Agreement as necessary to effectuate the foregoing. In addition, the parties will continue to work together to try to obtain the Specified Approval with respect to the Bandguard business."

     L.   Each of Schedules (A), 2.2(a)(ix),  3.2(c),  3.2(k),  4.1(A),  4.5(a),
          4.10, 4.11(a),  4.12(a),  4.12(d), 4.15, 4.18, 4.19(a), 4.19(b), 4.20,
          4.21, 4.28 and 6.18 to the Agreement is hereby deleted in its entirety and replaced with the corresponding Schedule attached hereto.

     M. Amcor Australia shall have caused each of the Selling Parties to deliver to Silgan duly executed counter-parts to this Amendment.

II. Miscellaneous Provisions

     A.   Interpretation.

To the extent that any term or provision of the Agreement is inconsistent with the terms or provisions of this Amendment, the terms and conditions of this Amendment shall prevail and the Agreement shall be interpreted accordingly. Except as expressly set forth herein, the terms and conditions of the Agreement shall continue in full force and effect.




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

B. Counterparts.

This Amendment may be executed in any number of counterparts, each of which (whether with an original or faxed signature) shall be considered one and the same agreement.

C. Governing Law.

This Agreement shall be construed interpreted, enforced and governed by and under the Laws of New York without regard to its choice of law rules.

                            [SIGNATURE PAGE FOLLOWS]



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

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, as of the day and year first written above.


                                       AMCOR LIMITED


                                       By: /s/ Roger Foenander
                                           -------------------------------------
                                           Name:  Roger Foenander
                                           Title: Authorized Attorney



                                       SILGAN HOLDINGS INC.


                                       By: /s/ Frank W. Hogan, III
                                           -------------------------------------
                                           Name:  Frank W. Hogan, III
                                           Title: Senior Vice President, General
                                                    Counsel and Secretary







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